Exhibit 10.44

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), dated as of March 27, 2008 (the “Effective Date”), is made and entered into by and among Michael O. Johnson (“Executive”), HERBALIFE INTERNATIONAL OF AMERICA, INC., a Nevada corporation (the “Company”) and, solely for purposes of Section 2(a) hereof, HERBALIFE LTD., an entity organized under the laws of the Cayman Islands (“Parent”).

RECITALS

A.	The Company is engaged primarily in the distribution of weight management, nutritional and personal care products through a “multi-level” marketing system.

B.	The Company desires to be assured of the services of Executive by employing Executive in the capacity and on the terms set forth below.

C.	Executive desires to commit himself to serve the Company on the terms herein provided.

D.

The Company and Executive desire that this Agreement be intended as the final expression of their agreement with respect to the subject matter hereof and that this Agreement supersedes and may not be contradicted by, modified or supplemented by any prior or contemporaneous agreement, written or oral, with respect thereto, including, without limitation, the employment agreement by and among the Executive, the Company and Herbalife International of America, Inc., a California corporation, dated as of April 3, 2003, as amended (the “Prior Employment Agreement”), which Prior Employment Agreement is hereby deemed terminated and of no further force and effect.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1.

Employment Period. The Company shall employ Executive and Executive shall continue in the employ of the Company for the period commencing on the Effective Date and ending as provided in Section 4 hereof (the “Term”). Except for any covenants or agreements contained herein which by their terms are to be performed or observed following the termination of the Term, upon the termination of the Term, this Agreement and all of its provisions shall terminate and shall cease to have any force or effect.

2.	Duties.

(a)

During the Term, Executive shall serve as the Chief Executive Officer of the Company and Parent, with all of the authority, duties and responsibilities commensurate with such position and such other duties commensurate with his position as are assigned to Executive from time to time by the Board of Directors of the Company and/or the Board of Directors of Parent (referred to individually and collectively as the “Board”). During the Term, Executive shall report to the Board. With respect to all elections of directors to the Board of Directors of Parent during the Term in which Executive is to participate (i.e., elections for Class I directors, or such other elections to the extent Executive is moved to a different class of directors or the Board of Directors of Parent is declassified), the Board of Directors of Parent shall nominate, and use its best efforts to elect, Executive to serve as a member of the Board. Executive will work principally in the Los Angeles, California offices of the Company, but will also conduct such business travel as is reasonably required to fulfill his duties hereunder.

(b)

During the Term, Executive shall devote substantially all his working time, attention, skill and efforts to the business and affairs of the Company, and shall not commence employment with or serve as a consultant to, any other company; provided, however, the foregoing shall not preclude Executive from devoting a reasonable amount of time to managing Executive’s investments and personal affairs and to charitable and civic activities (including serving on the boards of directors of not-for-profit organizations) and, with the consent of the Board and so long as such activities do not materially interfere with Executive’s performance of his duties hereunder, serving on the boards of directors of for-profit entities.

3.	Compensation and Related Matters.

(a)

Salary. During the Term, Executive shall receive a salary at the per annum rate of One million and two hundred thousand dollars ($1,200,000), payable semi-monthly or otherwise in accordance with the Company’s payroll practices for senior executives. Executive’s annual base salary shall be subject to review from time to time for possible increases by the Board of Directors of Parent. Executive’s base salary may be increased (but not decreased) and, as increased from time to time, shall be referred to as the “Base Salary.”

(b)

Expenses. The Company shall reimburse Executive for all reasonable travel and other reasonable out-of-pocket business expenses (including all such expenses related to Executive’s maintenance of his home office, including all such expenses related to the procurement and/or maintenance of a personal computer, internet connection, fax and telephone (including wireless) service) incurred by Executive in the performance of his duties under this Agreement upon evidence of payment and otherwise in accordance with the Company’s policies and procedures in effect from time to time. In addition, the

Company will pay all reasonable out-of-pocket attorneys’ fees and financial representation costs incurred by Executive in connection with the evaluation and negotiation of this Agreement in an amount not to exceed $60,000. In no event shall any such reimbursements or other payments made pursuant to this Section 3(b) be paid later than the end of the calendar year following the year in which the expense was incurred.

(c)

Employee Benefits. During the Term, Executive and, to the extent provided for under the terms of the plan or arrangement, Executive’s qualified dependents (within the meaning of the plan or arrangement) shall be entitled to participate in or receive benefits under each benefit plan or arrangement made available by the Company to its senior executives including, without limitation, those relating to group medical, dental, vision, long-term disability, directors and officers insurance coverage, accidental death and dismemberment, and life insurance, on terms no less favorable in the aggregate than those applicable to any other senior executive of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and subject to the Company’s right to modify, amend or terminate any such plan or arrangement. Executive shall be eligible to participate in the Company’s 401K program and the Company’s Deferred Compensation program.

(d)

Life Insurance. During the Term, the Company will pay in each calendar year all premiums due in such calendar year for a ten-year fixed premium term life insurance policy on Executive’s life in the amount of $10 million issued by an insurance carrier reasonably acceptable to Executive, so long as and to the extent that Executive is insurable. Executive shall have the right to designate both the owner and the beneficiary of such term life insurance policy. Executive agrees to undergo any and all reasonable physical examinations that are necessary for the issuance and/or renewal of said term life insurance policy. After the expiration of the Term, such policy shall be either owned by Executive, or if owned by the Company, portable to Executive, with Executive retaining the right to elect to continue coverage under such policy at his own cost.

(e)

Annual Bonus. During the Term, in addition to the Base Salary, Executive will have the opportunity to earn an annual target bonus in such amounts, and based upon such targets, established annually by the Board of Directors of Parent. The annual target bonus amounts and the target determination procedures are set forth on Annex A attached hereto. Any bonus earned during the Term will be deemed to have been earned as of the last day of the relevant calendar year, but will be paid in the calendar year following the calendar year to which such bonus relates at such time bonuses are paid to the Company’s other senior executives (but in no event later than two weeks following the date on which the final audited financial statements with respect to the relevant fiscal year are presented to the Board).

(f)

Sign-On Bonus. Executive shall be entitled to receive an aggregate cash payment equal to $1,500,000, payable in a single lump-sum within thirty (30) days following the Effective Date (the “Sign-On Bonus”). In the event that Executive’s employment with the Company terminates as a result of a termination by the Company for Cause (as defined in Section 4(c) hereof) or by Executive without Good Reason (as defined in Section 4(d) hereof) at any time within a period of twenty four (24) months following the Effective Date, Executive shall be required to repay to the Company an amount equal to Executive’s after-tax remainder as to one-half (1/2) of the Sign-On Bonus. Such amount shall be repaid to the Company no later than thirty (30) days following such termination date.

(g)

Vacation. Executive shall be entitled to five (5) weeks paid vacation during each year of the Term. Unused vacation in any year shall carry over to subsequent years without limitation, unless otherwise provided in a vacation pay policy that is generally applicable to the senior executives of the Company.

(h)

Retiree Medical Benefits. In the event that Executive remains in the continued employment with the Company for at least four (4) years following the Effective Date (except as otherwise provided in Section 4 hereof), upon Executive’s subsequent termination of employment with the Company for any reason other than a termination of employment by the Company for Cause, Executive and his spouse as of the Effective Date (so long as she remains married to Executive) shall be entitled to continued medical benefits under a Company-provided medical plan on the same basis as active employees of the Company until Executive and his spouse reach age 65; it being understood and agreed that in the event Executive predeceases his current spouse at a time when they are married, such spouse shall be entitled to receive medical benefits in accordance with this Section 3(h) until she reaches age 65. The Company shall gross-up for tax purposes the income, if any, arising from the Company providing Executive with the benefits under this Section 3(h) that is treated as nondeductible taxable income to Executive so that the economic benefit is the same to Executive as if such benefits were provided on a non-taxable basis to Executive. In the event that Executive commences employment outside of the Company prior to Executive reaching the age of 65, the benefits under this Section 3(h) shall be reduced or eliminated to the extent that Executive receives substantially similar medical benefits in connection with any subsequent employment while Executive has such subsequent employment. For the avoidance of doubt, it is understood and agreed that the insurance, if any, provided to Executive in connection with any subsequent employment shall be the primary insurance and the insurance, if any, provided by the Company shall be the secondary insurance during the term of such subsequent employment. Payments or reimbursements to Executive in connection with the benefits provided under this Section 3(h) shall be paid no later than the end of the calendar year following the year in which the expense was incurred.

(i)	Long-Term Incentives.

(i)	On the Effective Date, Executive shall receive the following equity awards in accordance with the terms and conditions of the Herbalife Ltd. 2005 Stock Incentive Plan:

(A)

759,790 stock appreciation rights (the “2008 SARs”) with respect to the common shares of Parent (the “Common Shares”) (A) with a per share base price equal to the fair market value of a Common Share on the date of grant, (B) with a seven (7) year term and (C) to become vested based on the achievement of specified levels of compound annual growth rate of the Common Shares, subject to Executive’s continued employment with the Company for four years from the date of grant, except as otherwise provided in the applicable award agreement (substantially in the forms attached hereto as Annex B-1 and B-2) (the “SAR Award Agreements”); and

(B)

a restricted stock unit award (the “2008 RSUs”) with respect to 130,480 Common Shares to become vested at a rate of 30% per year on each of the first three anniversaries of the date of grant and 10% on the fourth anniversary of the date of grant, subject to Executive’s continued employment with the Company through each applicable vesting date, except as otherwise provided in the applicable award agreement (substantially in the form attached hereto as Annex C) (the “RSU Award Agreement”).

(ii)

In addition to the 2008 SARs and the 2008 RSUs, Executive shall be eligible to participate in the Company’s long-term incentive plan for its senior executives, if any. The size, form, and timing of grants, if any, shall be consistent with competitive practice, internal position responsibilities and performance, and shall be subject to the approval of the independent members of the Board of Directors of Parent, based on the recommendation of the Compensation Committee of the Board of Directors of Parent (the “Committee”).

(j)	Deductions and Withholdings. All amounts payable or which become payable hereunder shall be subject to all deductions and withholdings required by law.

4.	Termination. Executive’s services for the Company and the Term of this Agreement may be terminated under the following circumstances:

(a)

Death. Executive’s services hereunder shall terminate upon his death. In the case of Executive’s death, the Company shall pay or provide the following benefits to Executive’s beneficiaries or estate, as appropriate: (i) his then current accrued and unpaid Base Salary through his date of death as well as 100% of any accrued and unpaid bonus for any years preceding the year of termination, payable as set forth in Section 4(h), (ii) a pro rata bonus payment for the year of termination based on actual results, payable in the year following such termination at such time bonuses are paid to the Company’s other senior executives (based on actual results and the number of months worked in the applicable fiscal year of the Company), (iii) the 2008 SARs shall become vested and exercisable subject to and in accordance with the SAR Award Agreements, (iv) the 2008 RSUs described in Section 3(i)(B) hereof shall become vested in accordance with the RSU Award Agreement, (v) the retiree medical benefits described in Section 3(h) hereof without regard to whether Executive has been employed by the Company for at least four years following the Effective Date, and (vi) other benefits and payments to which Executive is then entitled hereunder in accordance with the terms hereof or pursuant to Section 4(k) in accordance with the terms of such plan or arrangement.

(b)

Disability. If a Disability (as defined below) of Executive occurs during the Term, the Board may give Executive written notice of its intention to terminate his employment while Executive continues to be subject to such Disability. In such event, Executive’s services with the Company shall terminate as of the date specified in such notice. In the case of a termination as a result of a Disability, the Company shall pay or provide Executive with the following: (i) his then current accrued and unpaid Base Salary through his date of termination as well as 100% of any accrued and unpaid bonus for any years preceding the year of termination, payable as set forth in Section 4(h), (ii) a pro rata bonus payment for the year of termination based on actual results, payable in the year following such termination at such time bonuses are paid to the Company’s other senior executives (based on actual results and the number of months worked in the applicable fiscal year of the Company), (iii) the 2008 SARs shall become vested and exercisable subject to and in accordance with the SAR Award Agreements, (iv) the 2008 RSUs described in Section 3(i)(B) hereof shall become vested in accordance with the RSU Award Agreement, (v) the retiree medical benefits described in Section 3(h) hereof without regard to whether Executive has been employed by the Company for at least four years following the Effective Date, and (vi) other benefits and payments to which Executive is then entitled hereunder in accordance with the terms hereof or pursuant to Section 4(k) in accordance with the terms of such plan or arrangement. For the purpose of this Section 4(b), “Disability” shall mean Executive’s inability to perform his duties for the Company on a full-time basis for 180 days (whether or not consecutive) in any twelve (12) month period. During any period of time in which Executive is prevented from performing his duties for the Company as a result of any physical or mental incapacitation, but prior to termination of the Term on account of Executive’s Disability, Executive shall receive his full compensation hereunder as if actively at work. Notwithstanding the foregoing, in the event that as a result of absence because of mental or physical incapacity Executive incurs a “separation from service” within the meaning of such term under “Code Section 409A” (as defined in Section 20(a) hereof), Executive shall on such date automatically be terminated from employment as a Disability termination.

(c)

Termination by the Company for Cause. The Board may terminate Executive’s services hereunder for Cause (as defined below) at any time upon written notice to Executive. In such event, Executive’s services shall terminate as of the date specified in such notice. In the case of Executive’s termination for Cause, the Company shall pay to Executive: (i) his then current accrued and unpaid Base Salary through his date of termination as well as 100% of any accrued and unpaid bonus for any years preceding the year of termination (it being understood and agreed that Executive shall have no rights to receive a bonus in respect of the year in which termination for Cause occurs), payable as set forth in Section 4(h), and (ii) other benefits and payments to which Executive is then entitled hereunder in accordance with the terms hereof or pursuant to Section 4(k) in accordance with the terms of such plan or arrangement. For purposes of this Agreement, the Board shall have “Cause” to terminate Executive’s services hereunder in the event of any of the following acts or circumstances: (A) Executive’s conviction of a felony or entering a plea of guilty or nolo contendere to any crime constituting a felony (other than a traffic violation or by reason of vicarious liability); (B) Executive’s substantial and repeated failure to attempt to perform Executive’s lawful duties as contemplated in Section 2 of this Agreement, except during periods of physical or mental incapacity; (C) Executive’s gross negligence or willful misconduct with respect to any material aspect of the business of the Company or any of its affiliates, which negligence or misconduct has a material and demonstrable adverse effect on the Company; or (D) any material breach of this Agreement or any material breach of any other written agreement between Executive and the Company’s affiliates governing Executive’s equity compensation arrangements (i.e., any agreement with respect to Executive’s stock and/or stock options of any of the Company’s affiliates); provided, however, that Executive shall not be deemed to have been terminated for Cause in the case of clause (B), (C), or (D) above, unless any such breach (if correctable) is not fully corrected prior to the expiration of the thirty (30) calendar day period following delivery to Executive of the Company’s written notice of its intention to terminate his employment for Cause describing the basis therefor in reasonable detail.

(d)

Termination by Executive for Good Reason. Executive may terminate his services hereunder for Good Reason (as defined below); provided that Executive first gives the Company a written notice of his intent to terminate for Good Reason at least thirty (30) calendar days prior to the effective date of any such termination, and, if Executive has Good Reason to terminate his services hereunder, Executive’s services shall terminate upon such 30th calendar date. In the event Executive terminates his employment for Good Reason, the Company shall pay or provide Executive with the following: (i) his then current accrued and unpaid Base Salary through his date of termination as well as 100% of any accrued and unpaid bonus for any years preceding the year of termination, payable as set forth in Section 4(h), (ii) an additional, lump-sum cash amount equal to two times the sum of Executive’s Base Salary and Executive’s “Bonus Level” (it being agreed that Executive’s Bonus Level shall be deemed to be equal to two years’ of Base Salary), payable on the sixtieth (60th) day following termination, subject to the provisions of Section 20(b) hereof; provided, that payment in a lump-sum cash amount shall be effective January 1, 2009, and upon any termination theretofore the amounts shall be paid as provided in Executive’s previous employment agreement with the Company, subject to the provisions of Section 20(b) hereof, (iii) a pro rata bonus payment for the year of termination based on actual results, payable in the year following such termination at such time bonuses are paid to the Company’s other senior executives (based on the number of months worked in the applicable fiscal year of the Company), (iv) the 2008 SARs shall become vested and exercisable subject to and in accordance with the SAR Award Agreements, (v) the 2008 RSUs described in Section 3(i)(B) hereof shall become vested in accordance with the RSU Award Agreement, (vi) subject to Section 20(b) hereof, if on the date of such termination Executive is subject to a “trading blackout” or “quiet period” with respect to the Common Shares or if the Company determines, upon the advice of legal counsel, that on the effective date of such termination Executive may not trade in the Common Shares due to Executive’s possession of material non-public information, in each case, which restriction or prohibition continues for a period of at least twenty consecutive calendar days, Executive will be paid an additional lump sum amount equal to $250,000 at the same time and on the same basis as the amount in clause (ii) above is paid, (vii) outplacement services for up to six (6) months by a provider selected and paid for by the Company in an amount not to exceed $20,000 (the “Outplacement Services”), (viii) the retiree medical benefits described in Section 3(h) hereof without regard to whether Executive has been employed by the Company for at least four years following the Effective Date, and (ix) other benefits and payments to which Executive is then entitled hereunder in accordance with the terms hereof or pursuant to Section 4(k) in accordance with the terms of such plan or arrangement. For purposes hereof, the term “Good Reason” shall mean, without the Executive’s consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected prior to the expiration of the thirty (30) calendar day period following delivery to the Company of Executive’s notice of intention to terminate his employment for Good Reason describing such circumstances in reasonable detail: (A) an adverse change in Executive’s title as CEO of the Company or Parent, Executive’s involuntary removal from the Board of Directors of Parent, or the failure of Executive to be nominated for the Board of Directors of Parent as provided in Section 2(a) or elected to the Board of Directors of Parent at any time he is nominated for election; (B) a substantial diminution in Executive’s duties, responsibilities or authority for the Company, taken as a whole (except during periods when Executive is unable to perform all or substantially all of Executive’s duties or responsibilities as a result of Executive’s illness (either physical or mental) or other incapacity); (C) a change in location of the Company’s chief executive office to a location more than 50 miles from its current location; (D) any other material breach of this Agreement by the Company; or (E) the failure by any successor of the Company to assume in writing the Company’s obligations under this Agreement. Executive shall be deemed to have waived his rights to terminate his services hereunder for circumstances constituting Good Reason if he shall not have provided to the Company a notice of termination within sixty (60) calendar days immediately following his knowledge of the circumstances constituting Good Reason.

(e)

Termination by Executive Without Good Reason. Executive may terminate his employment hereunder without Good Reason; provided that Executive first gives the Company a written notice of termination at least fifteen (15) calendar days prior to the effective date of any such termination. In the event Executive terminates his employment without Good Reason, the Company shall pay to Executive: (i) his then current accrued and unpaid Base Salary through his date of termination as well as 100% of any accrued and unpaid bonus for any years preceding the year of termination, payable as set forth in Section 4(h) (it being expressly agreed that Executive shall have no rights to receive a bonus in respect of the year in which termination occurs), and (ii) other benefits and payments to which Executive is then entitled hereunder in accordance with the terms hereof or pursuant to Section 4(k) in accordance with the terms of such plan or arrangement.

(f)

Termination by the Company Without Cause. The Board may terminate Executive’s services hereunder without Cause at any time upon written notice to Executive. In such event, Executive’s services shall terminate as of the date specified in such notice. In the event Executive’s services hereunder are terminated by the Company without Cause, the Company shall pay or provide Executive with the same benefits to which Executive would have been entitled had his employment terminated in accordance with Section 4(d) hereof.

(g)

280G Gross-Up. In the event that any amount or benefit that may be paid or otherwise provided to or in respect of Executive by the Company or any affiliated company, whether pursuant to this Agreement or otherwise, is or may become subject to the tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (or any successor provision), the provisions of Annex D shall be applicable.

(h)

Timing; No Duty to Mitigate. Except as otherwise provided in this Section 4, any amounts payable to Executive upon his termination of employment under this Section 4 shall be paid at such times as such amounts would have otherwise been payable to Executive had Executive’s employment not been terminated. Executive shall have no duty to seek to mitigate the above severance benefits set forth in this Section 4, and any compensation derived by Executive from alternative employment or otherwise shall not reduce the Company’s obligations hereunder.

(i)

Resignation of Offices. Promptly following any termination of Executive’s employment with the Company (other than by reason of Executive’s death), Executive shall promptly deliver to the Company reasonably satisfactory written evidence of Executive’s resignation as a member of the Board of Directors of Parent and any other boards of directors of the Company or any of its affiliates, any committee thereof and/or any office (e.g., office of Chief Executive Officer) with the Company or any of its affiliates. The Company shall be entitled to withhold payment of any amounts otherwise due pursuant to this Section 4 until Executive has complied with the provisions of this Section 4(i).

(j)

Release. As a precondition to the Company’s obligations to make any of the payments specified in Sections 4(d) and 4(f) of this Agreement, Executive or his guardian, estate or heirs, as appropriate, shall execute and deliver to the Company a fully effective (i.e., there shall be no further unsatisfied conditions to the effectiveness thereof and any applicable revocation period shall have thereafter timely expired) general release in the form attached hereto as Annex E within forty-five (45) days following termination.

(k)

Employee Benefit Plan Rights. Following any termination of Executive’s employment with the Company, any rights that may exist in Executive’s favor to payment of any amount under any employee benefit plan or arrangement of the Company other than those set forth in this Agreement shall be made in accordance with the terms and conditions of any such employee benefit plan or arrangement.

5.	Confidential and Proprietary Information.

(a)

The parties agree and acknowledge that during the course of Executive’s employment, Executive will be given and will have access to and be exposed to trade secrets and confidential information in written, oral, electronic and other forms regarding the Company and its affiliates (which includes but is not limited to all of its business units, divisions and affiliates) and their business, equipment, products and employees, including, without limitation: the identities of the Company’s and its affiliates’ distributors and customers and potential distributors and customers (hereinafter referred to collectively as “Distributors”), including, without limitation, the identity of Distributors that Executive cultivates or maintains while providing services at the Company or any of its affiliates using the Company’s or any of its affiliates’ products, name and infrastructure, and the identities of contact persons with respect to those Distributors; the particular preferences, likes, dislikes and needs of those Distributors and contact persons with respect to product types, pricing, sales calls, timing, sales terms, rental terms, lease terms, service plans, and other marketing terms and techniques; the Company’s and its affiliates’ business methods, practices, strategies, forecasts, pricing, and marketing techniques; the identities of the Company’s and its affiliates’ licensors, vendors and other suppliers and the identities of the Company’s and its affiliates’ contact persons at such licensors, vendors and other suppliers; the identities of the Company’s and its affiliates’ key sales representatives and personnel and other employees; advertising and sales materials; research, computer software and related materials; and other facts and financial and other business information concerning or relating to the Company or any of its affiliates and their business, operations, financial condition, results of operations and prospects. Executive expressly agrees to use such trade secrets and confidential information only for purposes of carrying out his duties for the Company and its affiliates as he deems appropriate in his good faith judgment, and not for any other purpose, including, without limitation, not in any way or for any purpose that could reasonably be foreseen to be detrimental to the Company or any of its affiliates; provided, Executive shall be permitted to disclose such trade secrets and confidential information to third parties in the course of performing his duties for the Company and its affiliates as he deems appropriate in his good faith judgment provided that prior to such disclosure Executive causes the intended recipient of such information to sign a confidentiality agreement. Executive shall not at any time, either during the course of his employment hereunder or after the termination of such employment, use for himself or others, directly or indirectly, any such trade secrets or confidential information, and, except as required by law or as permitted hereunder, Executive shall not disclose such trade secrets or confidential information, directly or indirectly, to any other person or entity. Trade secret and confidential information hereunder shall not include any information which (i) is already in or subsequently enters the public domain, other than as a result of any unauthorized direct or indirect disclosure by Executive, (ii) becomes available to Executive on a non-confidential basis from a source other than the Company or any of its affiliates, provided that Executive has no knowledge that such source is subject to a confidentiality agreement or other obligation of secrecy or confidentiality (whether pursuant to a contract, legal or fiduciary obligation or duty or otherwise) to the Company or any of its affiliates or any other person or entity or (iii) is approved for release by the board of directors of the Company or any of its affiliates or the board of directors of the Company or any of its affiliates makes available or authorizes Executive to make available to third parties without an obligation of confidentiality.

(b)

All physical property and all notes, memoranda, files, records, writings, documents and other materials of any and every nature, written or electronic, which Executive shall prepare or receive in the course of his employment with the Company and which relate to or are useful in any manner to the business now or hereafter conducted by the Company or any of its affiliates are and shall remain the sole and exclusive property of the Company and its affiliates, as applicable. Executive shall not remove from the Company’s premises any such physical property, the original or any reproduction of any such materials nor the information contained therein except for the purposes of carrying out his duties to the Company or any of its affiliates and all such property (except for any items of personal property not owned by the Company or any of its affiliates), materials and information in his possession or under his custody or control upon the termination of his employment (other than such materials received by Executive solely in his capacity as a shareholder) or at any other time upon request by the Company shall be immediately turned over to the Company and its affiliates, as applicable.

(c)

All inventions, improvements, trade secrets, reports, manuals, computer programs, tapes and other ideas and materials developed or invented by Executive during the period of his employment, either solely or in collaboration with others, which relate to the actual or anticipated business or research of the Company or any of its affiliates which result from or are suggested by any work Executive may do for the Company or any of its affiliates or which result from use of the Company’s or any of its affiliates’ premises or property (collectively, the “Developments”) shall be the sole and exclusive property of the Company and its affiliates, as applicable. Executive assigns and transfers to the Company his entire right and interest in any such Development, and Executive shall execute and deliver any and all documents and shall do and perform any and all other acts and things necessary or desirable in connection therewith that the Company or any of its affiliates may reasonably request, it being agreed that the preparation of any such documents shall be at the Company’s expense. Nothing in this paragraph applies to an invention which is exempt under the provisions of California Labor Code Section 2870.

(d)

Following the termination of Executive’s employment, Executive will reasonably cooperate with the Company (at the Company’s expense, if Executive reasonably incurs any out-of-pocket costs with respect thereto, including, but not limited to, lost salary or the value of vacation benefits used in connection therewith) in any defense of any legal, administrative or other action in which the Company or any of its affiliates or any of their distributors or other business relations are a party or are otherwise involved, so long as any such matter was related to Executive’s duties and activities conducted on behalf of the Company or its Subsidiaries.

(e)

Following the termination of Executive’s employment, the Company shall be allowed to exploit or otherwise use Executive’s name, image, photograph, likeness or voice in a positive manner for any legitimate business-related purposes, as determined in the Company’s good-faith discretion, but only with Executive’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided, however, that Executive’s prior written consent shall not be required in connection with the Company’s, Parent’s or any of their respective affiliates’ use of Executive’s name, image, photograph, likeness or voice as required by applicable law, including, without limitation, in connection with any required filings with the Securities and Exchange Commission, the New York Stock Exchange and the secretary of state (or equivalent governing body) of any jurisdiction of incorporation or organization or where Parent, the Company or any of their respective affiliates is qualified to do business.

(f)	The provisions of this Section 5 and Section 6 shall survive any termination of this Agreement and termination of Executive’s employment with the Company.

6.	Non-Solicitation.

(a)

Executive acknowledges that in the course of his employment for the Company he will become familiar with the Company’s and its affiliates’ trade secrets and other confidential information concerning the Company and its affiliates. Accordingly, Executive agrees that, during Executive’s employment and for a period of twenty-four (24) months immediately thereafter (the “Nonsolicitation Period”), he will not directly or indirectly through another entity (i) induce or attempt to induce any employee or Distributor of the Company or any of its affiliates to leave the employment of, or cease to maintain its distributor relationship with, the Company or such affiliate, or in any way interfere with the relationship between the Company or any such affiliate and any employee or Distributor thereof, (ii) hire any person who was an employee of the Company or any of its affiliates at any time during the Nonsolicitation Period unless such person’s employment was terminated by the Company or such affiliate or enter into a distributor relationship with any person or entity who was a Distributor of the Company or any of its affiliates at any time during the Nonsolicitation Period, (iii) induce or attempt to induce any Distributor, supplier, licensor, licensee or other business relation of the Company or any of its affiliates to cease doing business with the Company or such affiliate, or in any way interfere with the relationship between such Distributor, supplier, licensor, licensee or business relation and the Company or any of its affiliates or (iv) use any trade secrets or other confidential information of the Company or any of its affiliates to directly or indirectly participate in any means or manner in any Competitive Business, wherever located. “Competitive Business” means the development, marketing, distribution or sale of weight management products, nutritional supplements or personal care products through multi-level marketing or other direct selling channels. “Participate” includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, executive, franchisor, franchisee, creditor, owner, distributor or otherwise; provided that the foregoing activities shall not include the passive ownership (i.e., Executive does not directly or indirectly participate in the business or management of the applicable entity) of less than 5% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange and which is not primarily engaged in a Competitive Business.

(b)

Except as otherwise provided in Section 2(b), as long as Executive is employed by the Company, Executive agrees that he will not, except with the express written consent of the Board, become engaged in, render services for, or permit his name to be used in connection with any business other than the business of the Company and its affiliates.

(c)

Executive has agreed to be bound by the covenants contained in this Section 6 for the purpose of preserving for the Company’s and its affiliates’ benefit the goodwill, confidential and proprietary information and going concern value of the Company and its affiliates and their respective business opportunities.

7.

Injunctive Relief. Executive and the Company (a) intend that the provisions of Sections 5 and 6 be and become valid and enforceable, (b) acknowledge and agree that the provisions of Sections 5 and 6 are reasonable and necessary to protect the legitimate interests of the business of the Company and its affiliates and (c) agree that any violation of Section 5 or 6 will result in irreparable injury to the Company and its affiliates, the exact amount of which will be difficult to ascertain and the remedies at law for which will not be reasonable or adequate compensation to the Company and its affiliates for such a violation. Accordingly, Executive agrees that if Executive violates or threatens to violate the provisions of Section 5 or 6, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages. In addition, in the event of a violation or threatened violation by Executive of Section 5 or 6 of this Agreement, the Nonsolicitation Period will be tolled until such violation or threatened violation has been duly cured. If, at the time of enforcement of Sections 5 or 6 of this Agreement, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

8.

Assignment; Successors and Assigns. Executive agrees that he shall not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, any rights or obligations under this Agreement, nor shall Executive’s rights hereunder be subject to encumbrance of the claims of creditors. This Agreement may be assigned by the Company without the consent of Executive to (a) any entity succeeding to all or substantially all of the assets or business of the Company, whether by merger, consolidation, acquisition or otherwise (upon which entity the Agreement shall be binding), or (b) any affiliate; provided, however, that in neither case shall the Company be released from its obligations hereunder, nor shall any assignment to an affiliate lessen the Executive’s rights with respect to his position, duties, responsibilities or authority with respect to the Company. In the case of an assignment other than by operation of law, the Company shall promptly deliver to Executive a written assumption of the Agreement and the obligations hereunder by such entity. Any purported assignment, transfer, delegation, disposition or encumbrance in violation of this Section 8 shall be null and void and of no force or effect. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and, except as expressly provided herein, no other person or entity shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise. Notwithstanding the foregoing, in the event of Executive’s death, his beneficiaries or estate, as appropriate, shall be entitled to all amounts Executive would have otherwise received hereunder. In the event the Company transfers all or any substantial portion (i.e., more than 50% of the fair market value thereof, as determined by the Board in good faith) of its assets to any of its affiliates, the Company shall cause such affiliate to sign a counterpart copy of this Agreement as a primary obligor hereunder, it being agreed that no such assignment shall release the Company from any of its obligations hereunder.

9.

Governing Law; Jurisdiction and Venue. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of California without regard to the conflicts of law principles thereof. Suit to enforce this Agreement or any provision or portion thereof may be brought in the federal or state courts located in Los Angeles, California.

10.

Severability of Provisions. In the event that any provision or any portion thereof should ever be adjudicated by a court of competent jurisdiction to exceed the time or other limitations permitted by applicable law, as determined by such court in such action, then such provisions shall be deemed reformed to the maximum time or other limitations permitted by applicable law, the parties hereby acknowledging their desire that in such event such action be taken. In addition to the above, the provisions of this Agreement are severable, and the invalidity or unenforceability of any provision or provisions of this Agreement or portions thereof shall not affect the validity or enforceability of any other provision, or portion of this Agreement, which shall remain in full force and effect as if executed with the unenforceable or invalid provision or portion thereof eliminated. Notwithstanding the foregoing, the parties hereto affirmatively represent, acknowledge and agree that it is their intention that this Agreement and each of its provisions are enforceable in accordance with their terms and expressly agree not to challenge the validity or enforceability of this Agreement or any of its provisions, or portions or aspects thereof, in the future. The parties hereto are expressly relying upon this representation, acknowledgement and agreement in determining to enter into this Agreement.

11.

Warranty. As an inducement to the Company to enter into this Agreement, Executive represents and warrants that he is not a party to any other agreement or obligation for personal services, and that there exists no impediment or restraint, contractual or otherwise, on his power, right or ability to enter into this Agreement and to perform his duties and obligations hereunder. As an inducement to Executive to enter into this Agreement, the Company represents and warrants that the person signing this Agreement for the Company has been duly authorized to do so by all necessary corporate action and has the corporate power and authority to execute this Agreement on the Company’s behalf. The execution and delivery of this Agreement and the consummation of the transactions contemplated have been duly and effectively authorized by all necessary corporate action of the Company.

12.

Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method upon receipt of telephonic or electronic confirmation; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice will be sent to:

(a)	If to the Company:

Herbalife International of America, Inc.

1800 Century Park East

Los Angeles, California 90067

Attention: Members of the Compensation Committee of the Board of Directors of Herbalife Ltd.

Telecopy: (310) 557-3906

(b)	with a copy to:

Herbalife International of America, Inc.

1800 Century Park East

Los Angeles, California 90067

Attention: General Counsel

Telecopy: (310) 557-3906

(c)	if to Executive, to:

his home address on record with the Company

(d)	with a copy to:

Proskauer Rose LLP

1585 Broadway

New York, NY 10036

Telecopy: (212) 969-2900

Attention: Michael S. Sirkin, Esq.

or to such other place and with other copies as either party may designate as to itself or himself by written notice to the others.

13.

Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

14.	Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same Agreement.

15.

Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and this Agreement supersedes (and may not be contradicted by, modified or supplemented by) any prior or contemporaneous agreement, written or oral, with respect thereto (including, without limitation, the Prior Employment Agreement, which is hereby deemed terminated and of no further force and effect). The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.

16.

Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, approved by the Board and signed by Executive and a member of the Board other than Executive. As an exception to the foregoing, the parties acknowledge and agree that the Company shall have the right, in its sole discretion, to reduce the scope of any covenant or obligation of Executive set forth in Sections 5 or 6 of this Agreement or any portion thereof, effective immediately upon receipt by Executive of written notice thereof from the Company. No waiver of any of the provisions of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further, continuing or subsequent waiver of any such provision or as a waiver of any other provision of this Agreement. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

17.

Representation of Counsel; Mutual Negotiation. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the parties, at arm’s-length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms without favor to any party.

18.

Indemnification. The Company hereby covenants and agrees to indemnify Executive and hold him harmless to the fullest extent permitted by applicable laws and under the By-laws of the Company against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, losses, damages and reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorney’s fees and expenses) resulting from Executive’s good faith performance of his duties and obligations with the Company or any of its affiliates or as the fiduciary of any benefit plan of the Company or its affiliates. To the extent permitted by applicable laws, the Company, within 30 days of presentation of invoices, shall reimburse Executive for all reasonable out-of-pocket legal fees and disbursements reasonably incurred by Executive in connection with any such indemnifiable matter; provided, however, that Executive shall consult with the Company prior to selecting his counsel and shall obtain the Company’s approval, which approval shall not be unreasonably withheld, of such counsel. In addition, the Company shall cover Executive under its directors and officers liability insurance policy both during the term of this Agreement and during the six-year period thereafter in the same amount and to the same extent, if any, as the Company covers its other officers and directors during any such period of time.

19.

Arbitration. Except in any instance where equitable relief is specifically authorized hereunder, any dispute arising under or in connection with this Agreement shall be resolved by binding arbitration conducted before one (1) arbitrator sitting in Los Angeles, California or such other location agreed by the parties hereto, in accordance with the rules and regulations of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. At the discretion of the arbitrator, the prevailing party in such arbitration may be ordered to pay the reasonable out-of-pocket costs and legal fees and disbursements incurred by the non-prevailing party in such arbitration and preparation therefor, provided that such costs do not exceed $100,000. Any such payment shall be made within sixty (60) days of the award date.

20.	Code Section 409A Compliance.

(a)

The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. If Executive notifies the Company (with specificity as to the reason therefor) that Executive believes that any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause Executive to incur any additional tax or interest under Code Section 409A and the Company concurs with such belief or the Company (without any obligation whatsoever to do so) independently makes such determination, the Company shall, after consulting with Executive, reform such provision to attempt to comply with Code Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Code Section 409A. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit/burden to Executive and the Company of the applicable provision without violating the provisions of Code Section 409A.

(b)

A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is specified as subject to this Section or that is otherwise considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Executive, and (ii) the date of Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 20(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Executive in a lump sum with interest at the prime rate as published in The Wall Street Journal on the first business day of the Delay Period, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c)

With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated without regard to expenses reimbursed under any arrangement covered by Internal Revenue Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense occurred.

(d)

Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

(e)

The Company shall indemnify Executive, as provided in this subsection (e), if a violation of Code Section 409A occurs as a result of (1) the Company’s clerical error, (2) the Company’s failure to administer this Agreement or any benefit plan or program in accordance with its written terms, or (3) a provision of any benefit plan or program of the Company (other than this Agreement, the SAR Award Agreements or the RSU Award Agreement) that fails to comply with Code Section 409A, and Executive incurs additional tax under Code Section 409A as a result thereof (each an “Indemnified Code Section 409A Violation”). In the event of an Indemnified Code Section 409A Violation, the Company shall reimburse Executive for (i) the 20% additional income tax described in Code Section 409A(a)(1)(B)(i)(II) (to the extent that Executive incurs the 20% additional income tax as a result of the Indemnified Code Section 409A Violation), and (ii) any interest or penalty that is assessed with respect to Executive’s failure to make a timely payment of the 20% additional income tax described in clause (i), provided that Executive pays the 20% additional income tax promptly upon being notified that the tax is due (the amounts described in clause (i) and clause (ii) are referred to collectively as the “Code Section 409A Tax”). In addition, in the event of an Indemnified Code Section 409A Violation, the Company shall make a payment (the “Code Section 409A Gross-Up Payment”) to Executive such that the net amount Executive retains, after paying any federal, state, or local income tax or FICA tax on the Code Section 409A Gross-Up Payment, shall be equal to the Code Section 409A Tax. The Company and Executive shall calculate, adjust (if necessary), and pay or repay the Code Section 409A Gross-Up Payment in accordance with the procedures specified Annex D (but substituting “Code Section 409A Tax” for “Excise Tax” wherever the latter term appears in Annex D).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

EXECUTIVE

By:	/s/ Michael O. Johnson
Michael O. Johnson

HERBALIFE INTERNATIONAL OF AMERICA, INC.

By:	/s/ Brett R. Chapman
Name: Brett R. Chapman
Title: General Counsel

Solely with respect to Section 2(a) hereof:

HERBALIFE LTD.

By:	/s/ Brett R. Chapman
Name: Brett R. Chapman
Title: General Counsel

ANNEX A

BONUS TARGETS AND TARGET BONUS AMOUNTS

For the year ended December 31, 2008 and each subsequent year during the Term, Executive shall be entitled to a bonus, if earned, in an amount equal to the sum of (y) the earnings per share (“EPS”) bonus, if any, and (z) the Alternative Performance Target (“APT”) bonus, if any. Executive shall be entitled to earn an EPS bonus based upon the level of achievement by Herbalife Ltd. of earnings per share, and an APT bonus based upon the level of achievement of the APT Target (as hereinafter defined), each as determined based on the audited financial statements of Herbalife Ltd. and its consolidated subsidiaries for the relevant fiscal year, in the percentages set forth on the following table. For the purposes of the APT bonus, “APT Target” shall mean one or more metrics set annually by the Compensation Committee of the Board of Directors of Herbalife Ltd. (the “Committee”) after consultation with Executive. The Committee shall deliver written notice to Executive of the APT Target on or before the date that is 14 days following the first regularly scheduled meeting of the Board of Directors of Herbalife Ltd. during the relevant fiscal year, but in no event later than 90 days after the commencement of the relevant fiscal year. For 2008, the EPS bonus and APT bonus shall be determined as follows:

	Base Bonus		APT Bonus				Total Potential
	Funding Level EPS	Payout Factor	Funding Level EPS	Payout Factor	08 Net Sales Growth Rate	Payout Factor	Bonus Payout
Base EPS Target
100%	$3.17	113%	$3.17	19%	8.0%	19%	150%
103%	$3.27	169%	$3.27	29%	8.2%	29%	227%
103%	$3.28	174%	$3.28	30%	8.4%	30%	234%
104%	$3.29	180%	$3.29	31%	8.5%	31%	242%
104%	$3.30	186%	$3.30	32%	8.7%	32%	249%
104%	$3.31	191%	$3.31	33%	8.9%	33%	257%
105%	$3.32	197%	$3.32	34%	9.1%	34%	264%
105%	$3.33	203%	$3.33	35%	9.3%	35%	272%
105%	$3.34	208%	$3.34	36%	9.5%	36%	279%
106%	$3.35	214%	$3.35	37%	9.6%	37%	287%
106%	$3.36	219%	$3.36	38%	9.8%	38%	294%
106%	$3.37	225%	$3.37	38%	10.0%	38%	300%

Notwithstanding any provision in this Agreement to the contrary (y) in no event shall the bonus earned by Executive for any calendar year be greater than 300% of Executive’s Base Salary, and (z) seventy-five percent (75%) of Executive’s overall annual bonus potential shall be attributable to the EPS bonus, and twenty-five percent (25%) of Executive’s overall bonus potential shall be attributable to the APT bonus.

ANEX B-1

FORM OF 2008 SARs

HERBALIFE LTD.

2005 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHT AWARD AGREEMENT

STOCK APPRECIATION RIGHT AGREEMENT (this “Agreement”) dated as of March 27, 2008 (the “Grant Date”) between HERBALIFE LTD., an entity organized under the laws of the Cayman Islands (the “Company”), and Michael O. Johnson (“Participant”).

WHEREAS, pursuant to the Herbalife Ltd. 2005 Stock Incentive Plan (the “Plan”), the Committee designated under the Plan (or an officer of the Company to who the authority to grant Awards has been delegated), desires to grant to Participant an award of stock appreciation rights; and

WHEREAS, Participant desires to accept such award subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and Participant, intending to be legally bound, hereby agree as follows:

1. Grant.

(a) The Company hereby grants to the Participant an Award of 363,670 Stock Appreciation Rights (the “Award”) in accordance with Section 8 of the Plan and subject to the terms and conditions set forth herein and in the Plan (each as amended from time to time). Each Stock Appreciation Right represents the right to receive, upon exercise of the Stock Appreciation Right pursuant to this Agreement, from the Company, a payment, paid in Common Shares, par value $.002 per share, of the Company (the “Common Shares”), equal to (i) the excess of the Fair Market Value, on the date of exercise, of one Common Share (as adjusted from time to time pursuant to Section 12 of the Plan) over the Base Price (as defined below) of the Stock Appreciation Right, divided by (ii) the Fair Market Value, on the date of exercise, of one Common Share, subject to terms and conditions set forth herein and in the Plan (each as amended from time to time).

(b) The “Base Price” for the Stock Appreciation Right shall be $48.64 per share (subject to adjustment as set forth in Section 12 of the Plan).

(c) Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan.

2. Time for Exercise.

(a) Subject to Section 2(c) and Participant’s continued employment with the Company and/or its Subsidiaries (or as otherwise provided in Section 2(b)), the Award shall become vested and exercisable on the fourth anniversary of the Grant Date (the period between the Grant Date and the fourth anniversary of the Grant Date the “Performance Period”) provided that during the Performance Period the Company’s Common Shares closed at a price for thirty (30) consecutive trading days that is equal to or greater than $67.33 per share (the “Price Performance Standard”).

(b) Notwithstanding anything herein or in the Plan to the contrary,

(i) upon the occurrence of a Change of Control in which either (A) the Price Performance Standard or the Alternate Price Performance Standard (as defined below) has been satisfied prior to the date of such Change of Control or (B) the price per Common Share received by the Company’s shareholders in connection with such Change of Control transaction (as determined in good faith by the Committee as in existence immediately prior to the Change of Control) is equal to or greater than the Alternate Price Performance Standard (as defined below), the vesting of the Award shall be accelerated such that 100% of the then unvested portion of the Award shall become vested and exercisable as of the date of the Change of Control; and

(ii) in the event that Participant’s employment with the Company and/or its Subsidiaries (or their respective successors) is terminated by the Company without “Cause” or by Participant for “Good Reason” (each as defined below), or in the event of Participant’s death or “Disability” (as defined below) and either (A) the Price Performance Standard has been satisfied as of the date of such event or (B) during the period between the Grant Date and the date of such event, the Company’s Common Shares closed at a price for thirty (30) consecutive trading days that is equal to or greater than $55.64 per share (the “Alternate Price Performance Standard”), the Award shall become immediately and fully vested and exercisable.

(c) Participant acknowledges and agrees that he is subject to Section 304 of the Sarbanes-Oxley Act of 2002.

3. Expiration.

(a) The Award shall expire on the seventh (7th) anniversary of the Grant Date; provided, however, that the Award may earlier terminate as provided in this Paragraph 3 and/or in Section 13 of the Plan.

(b) Subject to Section 3(c) hereof, in the event that the Price Performance Standard is not achieved during the Performance Period, the Award shall expire on the fourth (4th) anniversary of the Grant Date.

(c) Upon termination of Participant’s employment with the Company, that portion of the Award that is vested and exercisable, and any portion of the Award that becomes vested and exercisable in accordance with Paragraph 2(b), will terminate in accordance with the following:

(i) if Participant’s employment with the Company is terminated for Cause, the vested and exercisable portion of the Award will terminate on the date of such termination;

(ii) if Participant’s employment with the Company is terminated by reason of Participant’s resignation without Good Reason, the vested and exercisable portion of the Award will terminate on the date that is thirty days immediately following the date of such termination;

(iii) if Participant’s employment with the Company is terminated by reason of Participant’s death or Disability, the vested and exercisable portion of the Award will terminate on the date that is one year immediately following the date of such termination; and

(iv) if Participant’s employment with the Company is terminated by the Company without Cause or by reason of Participant’s resignation for Good Reason, the vested and exercisable portion of the Award will terminate on the date that is two years immediately following the date of such termination, unless the Award became vested and exercisable solely due to the achievement of the Alternate Price Performance Standard (and not the Price Performance Standard), in which event the Award will terminate on the date that is 90 days immediately following the date of such termination.

(d) Notwithstanding anything herein to the contrary, if Participant’s employment with the Company is terminated for any reason other than a termination by the Company for Cause, and at any time during the permitted exercise period following the effective date of such termination of employment Participant is subject to a “trading blackout” or “quiet period” with respect to the Common Shares or if the Company determines, upon the advice of legal counsel, that Participant may not to trade in the Common Shares due to Participant’s possession of material non-public information, the Company shall extend the period during which Participant may exercise his then remaining vested portion of this Award until the later of (i) the expiration date of the Award determined pursuant to Paragraph 3(c) and (ii) the date that is thirty days following the first date on which Participant is no longer subject to such restrictions on trading with respect to the Common Shares.

(e) For purposes hereof, the terms “Cause,” Good Reason” and “Disability” shall have the meaning set forth in the employment agreement by and between the Company and Participant dated as of March 27, 2008.

4. Method of Exercise. The Award may be exercised by delivery to the Company (attention: Secretary) of a notice of exercise in the form specified by the Company specifying the number of shares with respect to which the Award is being exercised.

5. Fractional Shares. No fractional shares may be purchased upon any exercise.

6. Adjustments of Shares and Awards.

(a) Subject to Section 12(a) of the Plan, in the event of any change in the outstanding Shares by reason of an acquisition, spin-off or reclassification, recapitalization or merger, combination or exchange of Common Shares or other corporate exchange, Change of Control or similar event, the Committee shall adjust appropriately the number or kind of shares or securities subject to the Award and Base Prices related thereto and make such other revisions to the Award as it deems are equitably required. Any adjustments made pursuant to this Section 6 shall be implemented in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.

(b) Notwithstanding anything in the Plan to the contrary, with respect to any merger or consolidation of the Company into another corporation, the sale or exchange of all or substantially all of the assets of the Company, a Change of Control or the recapitalization, reclassification, liquidation or dissolution of the Company or any other similar fundamental transaction involving the Company or any of its Subsidiaries (any of the foregoing, a “Qualifying Event”), the Committee shall provide either: (i) that the Award cannot be exercised after such Qualifying Event, provided that, subject to the satisfaction of the provisions of Section 2(b)(i) hereof, the Award shall be immediately and fully vested immediately prior to the consummation of any such Qualifying Event, and provided further that nothing in this Paragraph 6(b) shall prohibit Participant from exercising any then exercisable portion of the Award (including any portion thereof which will become exercisable by virtue of such Qualifying Event and/or the provisions of Section 2(b)(i)) prior to, or simultaneously with, the occurrence of such Qualifying Event and that, upon the occurrence of such Qualifying Event, the Award will terminate and be of no further force or effect and no longer be outstanding; (ii) that the Award will remain outstanding after such Qualifying Event, and from and after the consummation of such Qualifying Event, subject to the satisfaction of the provisions of Section 2(a) or 2(b) hereof, the Award will be exercisable for the kind and amount of securities and/or other property receivable as a result of such Qualifying Event by the holder of a number of Common Shares for which the Award could have been exercised immediately prior to such Qualifying Event; or (iii) the Award will be cancelled in its entirety and repurchased by the Company at a specific aggregate price equal to the excess, if any, of the Fair Market Value of the relevant underlying Common Shares less the applicable Base Price multiplied by then exercisable portion of the Award (including any portion thereof which will become exercisable by virtue of such Qualifying Event and/or the provisions of Section 2(b)(i)) and that, upon the occurrence of such Qualifying Event, the Award will terminate and be of no further force or effect and no longer be outstanding. In the event of any conflict or inconsistency between the terms and conditions of this Paragraph 6(b) and the terms and conditions of Sections 12(b) and/or 13 of the Plan, the terms and condition of this Paragraph 6(b) shall control. The Committee’s election pursuant to this Paragraph 6(b) will be applied in the same manner to all other holders of the Company’s stock options and stock appreciation rights whose award agreements contain a similar provision. The Committee may only elect the alternatives specified in clauses (i) or (iii) of the first sentence of this Paragraph 6(b) in connection with any Qualifying Event described in clauses (iii)(A) or (iii)(C) of the definition of “Change of Control” (as such term is defined in the Plan).

7. Compliance With Legal Requirements.

(a) The Award shall not be exercisable and no Common Shares shall be issued or transferred pursuant to this Agreement or the Plan unless and until the Tax Withholding Obligation (as defined below), and all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such legal requirements may include, but are not limited to, (i) registering or qualifying such Common Shares under any state or federal law or under the rules of any stock exchange or trading system, (ii) satisfying any applicable law or rule relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, (iii) placing a restricted legend on the Common Shares issued pursuant to the exercise of the Award, or (iv) obtaining the consent or approval of any governmental regulatory body.

(b) Participant understands that the Company is under no obligation to register for resale the Common Shares issued upon exercise of the Award. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any exercise of the Award and/or any resales by Participant or other subsequent transfers by Participant of any Common Shares issued as a result of the exercise of the Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Award and/or the Common Shares underlying the Award and (iii) restrictions as to the use of a specified brokerage firm or other agent for exercising the Award and/or for such resales or other transfers. The sale of the shares underlying the Award must also comply with other applicable laws and regulations governing the sale of such shares.

8. Shareholder Rights. Participant shall not be deemed a shareholder of the Company with respect to any of the Common Shares subject to the Award, except to the extent that such shares shall have been purchased and transferred to Participant.

9. Withholding Taxes.

(a) Participant is liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of the Award or the subsequent sale of Common Shares issuable pursuant to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.

(b) Prior to any event in connection with the Award (e.g., vesting or payment in respect of the Award) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any social tax obligation (the “Tax Withholding Obligation”), Participant is required to arrange for the satisfaction of the amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(c) Participant shall notify the Company of Participant’s election to pay Participant’s Tax Withholding Obligation by wire transfer, cashier’s check or by authorizing the Company to withhold a portion of the Common Shares that would otherwise be issued to Participant in connection with the Award or by tendering Common Shares (either actually or by attestation) previously acquired, or other means permitted by the Company. In such case, Participant shall satisfy his or her tax withholding obligation by paying to the Company on such date as it shall specify an amount that the Company determines is sufficient to satisfy the expected Tax Withholding Obligation by (i) wire transfer to such account as the Company may direct, (ii) delivery of a cashier’s check payable to the Company, Attn: General Counsel, at the Company’s principal executive offices, or such other address as the Company may from time to time direct, (iii) authorizing the Company to withhold a portion of the Common Shares that would otherwise be issued to Participant in connection with the Award or by tendering Common Shares (either actually or by attestation) previously acquired, or (iv) such other means as the Company may establish or permit. Participant agrees and acknowledges that prior to the date the Tax Withholding Obligation arises, the Company will be required to estimate the amount of the Tax Withholding Obligation and accordingly may require the amount paid to the Company under this Paragraph 9(c) to be more than the minimum amount that may actually be due and that, if Participant has not delivered or otherwise provided payment of a sufficient amount to the Company to satisfy the Tax Withholding Obligation (regardless of whether as a result of the Company underestimating the required payment or Participant failing to timely make the required payment), the additional Tax Withholding Obligation amounts shall be satisfied such other means as the Committee deems appropriate.

10. Assignment or Transfer Prohibited. The Award may not be assigned or transferred otherwise than by will or by the laws of descent and distribution, and may be exercised during the life of Participant only by Participant or Participant’s guardian or legal representative. Neither the Award nor any right hereunder shall be subject to attachment, execution or other similar process. In the event of any attempt by Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Award or any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Award by notice to Participant, and the Award shall thereupon become null and void.

11. Committee Authority. Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under this Agreement or the Plan, and any controversy that may arise under this Agreement or the Plan shall be determined by the Committee in its sole and absolute discretion. All decisions by the Committee shall be final and binding.

12. Application of the Plan. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of hereof and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise herein. As used herein, the term “Section” generally refers to provisions within the Plan, and the term “Paragraph” refers to provisions of this Agreement.

13. No Right to Continued Employment. Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto or hereto shall confer upon Participant any right to continued employment with the Company or any of its subsidiaries or affiliates.

14. Further Assurances. Each party hereto shall cooperate with each other party, shall do and perform or cause to be done and performed all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan.

15. Entire Agreement. This Agreement and the Plan together set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous or subsequent oral discussions, agreements and understandings of any kind or nature.

16. Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Participant and Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HERBALIFE LTD.

By:
Michael O. Johnson		Name:
Title:

ANNEX B-2

FORM OF 2008 SARs

HERBALIFE LTD.

2005 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHT AWARD AGREEMENT

STOCK APPRECIATION RIGHT AGREEMENT (this “Agreement”) dated as of March 27, 2008 (the “Grant Date”) between HERBALIFE LTD., an entity organized under the laws of the Cayman Islands (the “Company”), and Michael O. Johnson (“Participant”).

WHEREAS, pursuant to the Herbalife Ltd. 2005 Stock Incentive Plan (the “Plan”), the Committee designated under the Plan (or an officer of the Company to who the authority to grant Awards has been delegated), desires to grant to Participant an award of stock appreciation rights; and

WHEREAS, Participant desires to accept such award subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and Participant, intending to be legally bound, hereby agree as follows:

1. Grant.

(a) The Company hereby grants to the Participant an Award of 396,120 Stock Appreciation Rights (the “Award”) in accordance with Section 8 of the Plan and subject to the terms and conditions set forth herein and in the Plan (each as amended from time to time). Each Stock Appreciation Right represents the right to receive, upon exercise of the Stock Appreciation Right pursuant to this Agreement, from the Company, a payment, paid in Common Shares, par value $.002 per share, of the Company (the “Common Shares”), equal to (i) the excess of the Fair Market Value, on the date of exercise, of one Common Share (as adjusted from time to time pursuant to Section 12 of the Plan) over the Base Price (as defined below) of the Stock Appreciation Right, divided by (ii) the Fair Market Value, on the date of exercise, of one Common Share, subject to terms and conditions set forth herein and in the Plan (each as amended from time to time).

(b) The “Base Price” for the Stock Appreciation Right shall be $48.64 per share (subject to adjustment as set forth in Section 12 of the Plan).

(c) Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan.

2. Time for Exercise.

(a) Subject to Section 2(c) and Participant’s continued employment with the Company and/or its Subsidiaries (or as otherwise provided in Section 2(b)), the Award shall become vested and exercisable on the fourth anniversary of the Grant Date (the period between the Grant Date and the fourth anniversary of the Grant Date the “Performance Period”) provided that during the Performance Period the Company’s Common Shares closed at a price for thirty (30) consecutive trading days that is equal to or greater than $80.43 per share (the “Price Performance Standard”).

(b) Notwithstanding anything herein or in the Plan to the contrary,

(i) upon the occurrence of a Change of Control in which either (A) the Price Performance Standard or the Alternate Price Performance Standard (as defined below) has been satisfied prior to the date of such Change of Control or (B) the price per Common Share received by the Company’s shareholders in connection with such Change of Control transaction (as determined in good faith by the Committee as in existence immediately prior to the Change of Control) is equal to or greater than the Alternate Price Performance Standard (as defined below), the vesting of the Award shall be accelerated such that 100% of the then unvested portion of the Award shall become vested and exercisable as of the date of the Change of Control; and

(ii) in the event that Participant’s employment with the Company and/or its Subsidiaries (or their respective successors) is terminated by the Company without “Cause” or by Participant for “Good Reason” (each as defined below), or in the event of Participant’s death or “Disability” (as defined below) and either (A) the Price Performance Standard has been satisfied as of the date of such event or (B) during the period between the Grant Date and the date of such event, the Company’s Common Shares closed at a price for thirty (30) consecutive trading days that is equal to or greater than $60.82 per share (the “Alternate Price Performance Standard”), the Award shall become immediately and fully vested and exercisable.

(c) Participant acknowledges and agrees that he is subject to Section 304 of the Sarbanes-Oxley Act of 2002.

3. Expiration.

(a) The Award shall expire on the seventh (7th) anniversary of the Grant Date; provided, however, that the Award may earlier terminate as provided in this Paragraph 3 and/or in Section 13 of the Plan.

(b) Subject to Section 3(c) hereof, in the event that the Price Performance Standard is not achieved during the Performance Period, the Award shall expire on the fourth (4th) anniversary of the Grant Date.

(c) Upon termination of Participant’s employment with the Company, that portion of the Award that is vested and exercisable, and any portion of the Award that becomes vested and exercisable in accordance with Paragraph 2(b), will terminate in accordance with the following:

(i) if Participant’s employment with the Company is terminated for Cause, the vested and exercisable portion of the Award will terminate on the date of such termination;

(ii) if Participant’s employment with the Company is terminated by reason of Participant’s resignation without Good Reason, the vested and exercisable portion of the Award will terminate on the date that is thirty days immediately following the date of such termination;

(iii) if Participant’s employment with the Company is terminated by reason of Participant’s death or Disability, the vested and exercisable portion of the Award will terminate on the date that is one year immediately following the date of such termination; and

(iv) if Participant’s employment with the Company is terminated by the Company without Cause or by reason of Participant’s resignation for Good Reason, the vested and exercisable portion of the Award will terminate on the date that is two years immediately following the date of such termination, unless the Award became vested and exercisable solely due to the achievement of the Alternate Price Performance Standard (and not the Price Performance Standard), in which event the Award will terminate on the date that is 90 days immediately following the date of such termination.

(d) Notwithstanding anything herein to the contrary, if Participant’s employment with the Company is terminated for any reason other than a termination by the Company for Cause, and at any time during the permitted exercise period following the effective date of such termination of employment Participant is subject to a “trading blackout” or “quiet period” with respect to the Common Shares or if the Company determines, upon the advice of legal counsel, that Participant may not to trade in the Common Shares due to Participant’s possession of material non-public information, the Company shall extend the period during which Participant may exercise his then remaining vested portion of this Award until the later of (i) the expiration date of the Award determined pursuant to Paragraph 3(c) and (ii) the date that is thirty days following the first date on which Participant is no longer subject to such restrictions on trading with respect to the Common Shares.

(e) For purposes hereof, the terms “Cause,” Good Reason” and “Disability” shall have the meaning set forth in the employment agreement by and between the Company and Participant dated as of March 27, 2008.

4. Method of Exercise. The Award may be exercised by delivery to the Company (attention: Secretary) of a notice of exercise in the form specified by the Company specifying the number of shares with respect to which the Award is being exercised.

5. Fractional Shares. No fractional shares may be purchased upon any exercise.

6. Adjustments of Shares and Awards.

(a) Subject to Section 12(a) of the Plan, in the event of any change in the outstanding Shares by reason of an acquisition, spin-off or reclassification, recapitalization or merger, combination or exchange of Common Shares or other corporate exchange, Change of Control or similar event, the Committee shall adjust appropriately the number or kind of shares or securities subject to the Award and Base Prices related thereto and make such other revisions to the Award as it deems are equitably required. Any adjustments made pursuant to this Section 6 shall be implemented in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.

(b) Notwithstanding anything in the Plan to the contrary, with respect to any merger or consolidation of the Company into another corporation, the sale or exchange of all or substantially all of the assets of the Company, a Change of Control or the recapitalization, reclassification, liquidation or dissolution of the Company or any other similar fundamental transaction involving the Company or any of its Subsidiaries (any of the foregoing, a “Qualifying Event”), the Committee shall provide either: (i) that the Award cannot be exercised after such Qualifying Event, provided that, subject to the satisfaction of the provisions of Section 2(b)(i) hereof, the Award shall be immediately and fully vested immediately prior to the consummation of any such Qualifying Event, and provided further that nothing in this Paragraph 6(b) shall prohibit Participant from exercising any then exercisable portion of the Award (including any portion thereof which will become exercisable by virtue of such Qualifying Event and/or the provisions of Section 2(b)(i)) prior to, or simultaneously with, the occurrence of such Qualifying Event and that, upon the occurrence of such Qualifying Event, the Award will terminate and be of no further force or effect and no longer be outstanding; (ii) that the Award will remain outstanding after such Qualifying Event, and from and after the consummation of such Qualifying Event, subject to the satisfaction of the provisions of Section 2(a) or 2(b) hereof, the Award will be exercisable for the kind and amount of securities and/or other property receivable as a result of such Qualifying Event by the holder of a number of Common Shares for which the Award could have been exercised immediately prior to such Qualifying Event; or (iii) the Award will be cancelled in its entirety and repurchased by the Company at a specific aggregate price equal to the excess, if any, of the Fair Market Value of the relevant underlying Common Shares less the applicable Base Price multiplied by then exercisable portion of the Award (including any portion thereof which will become exercisable by virtue of such Qualifying Event and/or the provisions of Section 2(b)(i)) and that, upon the occurrence of such Qualifying Event, the Award will terminate and be of no further force or effect and no longer be outstanding. In the event of any conflict or inconsistency between the terms and conditions of this Paragraph 6(b) and the terms and conditions of Sections 12(b) and/or 13 of the Plan, the terms and condition of this Paragraph 6(b) shall control. The Committee’s election pursuant to this Paragraph 6(b) will be applied in the same manner to all other holders of the Company’s stock options and stock appreciation rights whose award agreements contain a similar provision. The Committee may only elect the alternatives specified in clauses (i) or (iii) of the first sentence of this Paragraph 6(b) in connection with any Qualifying Event described in clauses (iii)(A) or (iii)(C) of the definition of “Change of Control” (as such term is defined in the Plan).

7. Compliance With Legal Requirements.

(a) The Award shall not be exercisable and no Common Shares shall be issued or transferred pursuant to this Agreement or the Plan unless and until the Tax Withholding Obligation (as defined below), and all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such legal requirements may include, but are not limited to, (i) registering or qualifying such Common Shares under any state or federal law or under the rules of any stock exchange or trading system, (ii) satisfying any applicable law or rule relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, (iii) placing a restricted legend on the Common Shares issued pursuant to the exercise of the Award, or (iv) obtaining the consent or approval of any governmental regulatory body.

(b) Participant understands that the Company is under no obligation to register for resale the Common Shares issued upon exercise of the Award. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any exercise of the Award and/or any resales by Participant or other subsequent transfers by Participant of any Common Shares issued as a result of the exercise of the Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Award and/or the Common Shares underlying the Award and (iii) restrictions as to the use of a specified brokerage firm or other agent for exercising the Award and/or for such resales or other transfers. The sale of the shares underlying the Award must also comply with other applicable laws and regulations governing the sale of such shares.

8. Shareholder Rights. Participant shall not be deemed a shareholder of the Company with respect to any of the Common Shares subject to the Award, except to the extent that such shares shall have been purchased and transferred to Participant.

9. Withholding Taxes.

(a) Participant is liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of the Award or the subsequent sale of Common Shares issuable pursuant to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.

(b) Prior to any event in connection with the Award (e.g., vesting or payment in respect of the Award) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any social tax obligation (the “Tax Withholding Obligation”), Participant is required to arrange for the satisfaction of the amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(c) Participant shall notify the Company of Participant’s election to pay Participant’s Tax Withholding Obligation by wire transfer, cashier’s check or by authorizing the Company to withhold a portion of the Common Shares that would otherwise be issued to Participant in connection with the Award or by tendering Common Shares (either actually or by attestation) previously acquired, or other means permitted by the Company. In such case, Participant shall satisfy his or her tax withholding obligation by paying to the Company on such date as it shall specify an amount that the Company determines is sufficient to satisfy the expected Tax Withholding Obligation by (i) wire transfer to such account as the Company may direct, (ii) delivery of a cashier’s check payable to the Company, Attn: General Counsel, at the Company’s principal executive offices, or such other address as the Company may from time to time direct, (iii) authorizing the Company to withhold a portion of the Common Shares that would otherwise be issued to Participant in connection with the Award or by tendering Common Shares (either actually or by attestation) previously acquired, or (iv) such other means as the Company may establish or permit. Participant agrees and acknowledges that prior to the date the Tax Withholding Obligation arises, the Company will be required to estimate the amount of the Tax Withholding Obligation and accordingly may require the amount paid to the Company under this Paragraph 9(c) to be more than the minimum amount that may actually be due and that, if Participant has not delivered or otherwise provided payment of a sufficient amount to the Company to satisfy the Tax Withholding Obligation (regardless of whether as a result of the Company underestimating the required payment or Participant failing to timely make the required payment), the additional Tax Withholding Obligation amounts shall be satisfied such other means as the Committee deems appropriate.

10. Assignment or Transfer Prohibited. The Award may not be assigned or transferred otherwise than by will or by the laws of descent and distribution, and may be exercised during the life of Participant only by Participant or Participant’s guardian or legal representative. Neither the Award nor any right hereunder shall be subject to attachment, execution or other similar process. In the event of any attempt by Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Award or any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Award by notice to Participant, and the Award shall thereupon become null and void.

11. Committee Authority. Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under this Agreement or the Plan, and any controversy that may arise under this Agreement or the Plan shall be determined by the Committee in its sole and absolute discretion. All decisions by the Committee shall be final and binding.

12. Application of the Plan. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of hereof and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise herein. As used herein, the term “Section” generally refers to provisions within the Plan, and the term “Paragraph” refers to provisions of this Agreement.

13. No Right to Continued Employment. Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto or hereto shall confer upon Participant any right to continued employment with the Company or any of its subsidiaries or affiliates.

14. Further Assurances. Each party hereto shall cooperate with each other party, shall do and perform or cause to be done and performed all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan.

15. Entire Agreement. This Agreement and the Plan together set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous or subsequent oral discussions, agreements and understandings of any kind or nature.

16. Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Participant and Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HERBALIFE LTD.

By:
Michael O. Johnson		Name:
Title:

ANNEX C

FORM OF 2008 RSU

HERBALIFE LTD.

2005 STOCK INCENTIVE PLAN

STOCK UNIT AWARD AGREEMENT

This Stock Unit Award Agreement (this “Agreement”) is dated as of this 27th day of March, 2008 (the “Grant Date”), and is between Herbalife Ltd., an entity organized under the laws of the Cayman Islands (the “Company”), and Michael O. Johnson (“Participant”).

WHEREAS, the Company, by action of the Board and approval of its shareholders established the Herbalife Ltd. 2005 Stock Incentive Plan (the “Plan”);

WHEREAS, Participant is employed by the Company or one or more of its Subsidiaries and the Company desires to encourage Participant to own Common Shares for the purposes stated in Section 1 of the Plan;

WHEREAS, Participant and the Company have entered into this Agreement to govern the terms of the Stock Unit Award (as defined below) granted to Participant by the Company.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Grant.

(a) The Company hereby grants to Participant an Award of 130,480 Stock Units (the “Award”) in accordance with Section 9 of the Plan and subject to the conditions set forth in this Agreement and the Plan (as amended from time to time). Each Stock Unit represents the right to receive one Common Share (as adjusted from time to time pursuant to Section 12 of the Plan) subject to the fulfillment of the vesting and other conditions set forth in this Agreement. By accepting the Award, Participant irrevocably agrees on behalf of Participant and Participant’s successors and permitted assigns to all of the terms and conditions of the Award as set forth in or pursuant to this Agreement and the Plan (as such Plan may be amended from time to time).

(b) Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan.

2. Vesting.

(a) Participant’s Stock Units and rights in and to the Common Shares subject to the Stock Units shall not be vested as of the Grant Date and shall be forfeitable unless and until otherwise vested pursuant to the terms of this Agreement. Subject to Participant’s continued employment with the Company and/or its subsidiaries or affiliates the Award shall become vested in accordance with the following schedule: (i) thirty percent (30%) of the Stock Units subject to the Award shall vest on the first anniversary of the Grant Date, (ii) thirty percent (30%) of the Stock Units subject to the Award shall vest on the second anniversary of the Grant Date, (iii) thirty percent (30%) of the Stock Units subject to the Award shall vest on the third anniversary of the Grant Date, and (iv) the remaining ten percent (10%) of the Stock Units subject to the Award shall vest on the fourth anniversary of the Grant Date (each such date a “Vesting Date”). Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested Units.” Stock Units that are not vested and remain subject to forfeiture are referred to herein as “Unvested Units.”

(b) Notwithstanding anything herein or in the Plan to the contrary, upon the occurrence of a Section 409A Change of Control (as defined below), any Unvested Units shall become fully vested as of immediately prior to the consummation of the Section 409A Change of Control.

(c) Notwithstanding anything herein or in the Plan to the contrary, in the event of Participant’s termination of employment as a result of Participant’s death or “Disability” (as defined below), all Unvested Units shall vest as of the date of such termination of employment.

(d) Notwithstanding anything herein or in the Plan to the contrary, but subject to Section 2(b) hereof, in the event of Participant’s termination of employment by the Company without “Cause” or by Participant for “Good Reason” (each as defined below, and the date of such event being referred to in this Section 2(d) as the “Termination Date”), the Unvested Units shall vest as follows:

(i) the portion of the Unvested Units that would have become vested on the applicable Vesting Date pursuant to Section 2(a) above next following the Termination Date shall become vested as of the Termination Date on a pro rata basis, calculated by multiplying such portion of the Unvested Units by a fraction, the numerator of which is equal to the number of months elapsed from the Vesting Date that immediately preceded the Termination Date through and including the month of the Termination Date, and the denominator of which is twelve;

(ii) in addition to the Unvested Units described in clause (i) above, in the event the Termination Date is on or prior to the second anniversary of the Grant Date, then an additional number of Unvested Units shall become vested as of the Termination Date equal to fifty percent (50%) of the then-remaining Unvested Units (determined after applying the clause (i) above);

(iii) in addition to the Unvested Units described in clause (i) above, in the event the Termination Date is after the second anniversary of the Grant Date but on or prior to the third anniversary of the Grant Date, then an additional number of Unvested Units shall become vested as of the Termination Date equal to seventy-five percent (75%) of the then-remaining Unvested Units (determined after applying the clause (i) above); and

(iv) in addition to the Unvested Units described in clause (i) above, in the event the Termination Date is after the third anniversary of the Grant Date, all Unvested Units shall become vested as of the Termination Date.

(e) For purposes hereof, the terms “Disability,” “Cause” and “Good Reason” shall have the meaning set forth in the employment agreement by and between the Company and the Participant dated as of March 27, 2008 (the “Employment Agreement”).

(f) For purposes hereof, the term “Section 409A Change in Control” shall mean the consummation of (i) a “change in the ownership” of the Company, (ii) a “change in the effective control” of the Company or (iii) a “change in the ownership of a substantial portion of the assets” of the Company (each as defined under Section 409A of the Internal Revenue Code of 1986, as amended).

3. Settlement of Stock Units.

(a) Subject to any deferral pursuant to Paragraph 3(b) hereof and subject to the provisions of Section 20(b) of the Employment Agreement, each Vested Unit will be settled by the delivery of one Common Share (subject to adjustment under Section 12 of the Plan) to Participant or, in the event of Participant’s death, to Participant’s estate, heir or beneficiary, within thirty (30) days following the applicable Vesting Date; provided that the Participant has satisfied all of the tax withholding obligations described in Paragraph 8, and that Participant has completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the Common Shares.

(b) Subject to the satisfaction all of the tax withholding obligations described in Paragraph 8, Participant may elect to defer the receipt of any Common Shares issuable pursuant to Vested Units by submitting to the Company an election to defer receipt in the forms attached hereto as Exhibit A. In the event Participant intends to defer the receipt of any Common Shares, Participant must submit to the Company a deferral election form within thirty (30) days following the Grant Date. Participant hereby represents that Participant understands the effect of any such deferral under relevant federal, state and local tax laws.

(c) The date upon which Common Shares are to be issued under either Paragraph 3(a) or 3(b) above is referred to as the “Settlement Date.” The issuance of the Common Shares hereunder may be effected by the issuance of a stock certificate, recording shares on the stock records of the Company or by crediting shares in an account established on Participant’s behalf with a brokerage firm or other custodian, in each case as determined by the Company. Fractional shares will not be issued pursuant to the Award.

(d) Notwithstanding the above, (i) for administrative or other reasons, the Company may from time to time temporarily suspend the issuance of Common Shares in respect of Vested Units, (ii) the Company shall not be obligated to deliver any Common Shares during any period when the Company determines that the delivery of shares hereunder would violate any federal, state or other applicable laws, (iii) the Company may issue Common Shares hereunder subject to any restrictive legends that, as determined by the Company’s counsel, are necessary to comply with securities or other regulatory requirements and (iv) the date on which shares are issued hereunder may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.

4. Shareholder Rights. Prior to any issuance of Common Shares in settlement of the Award, no Common Shares will be reserved or earmarked for Participant or Participant’s account nor shall Participant have any of the rights of a stockholder with respect to such Common Shares. Except as set forth in Paragraph 5, the Participant will not be entitled to any privileges of ownership of the Common Shares (including, without limitation, any voting rights) underlying Vested Units and/or Unvested Units unless and until Common Shares are actually delivered to Participant hereunder.

5. Dividend Equivalent Rights. From and after the Grant Date and unless and until the Award is forfeited or otherwise transferred back to the Company, Participant will be credited with additional Stock Units having a value equal to dividends declared by the Company, if any, with record dates that occur prior to the settlement of the Award as if the Common Shares underlying the Award had been issued and outstanding, based on the Fair Market Value of a Common Share on the applicable dividend payment date. Any such additional Stock Units shall be considered part of the Award and shall also be credited with additional Stock Units as dividends, if any, are declared, and shall be subject to the same restrictions and conditions as the Stock Units subject to the Award with respect to which they were credited (including, but not limited to, the forfeiture provisions set forth in Paragraph 6). Notwithstanding the foregoing, no such additional Stock Units will be credited with respect to any dividend declared by the Company in connection with which the Award is adjusted pursuant to Section 12 of the Plan.

6. Effect of Termination of Employment. Notwithstanding anything to the contrary in the Plan, and except as provided in Sections 2(b), 2(c) and 2(d) hereof, upon a termination of Participant’s employment with the Company for any reason, the Unvested

Units shall be forfeited by Participant and cancelled and surrendered to the Company without payment of any consideration to Participant.

7. Adjustments of Common Shares and Awards. Subject to Section 12(a) of the Plan, in the event of any change in the outstanding Common Shares by reason of an acquisition, spin-off or reclassification, recapitalization or merger, combination or exchange of Common Shares or other corporate exchange, Change of Control or similar event, the Committee shall adjust appropriately the number or kind of shares or securities subject to the Award and make such other revisions to the Award as it deems are equitably required.

8. Withholding Taxes.

(a) Participant is liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of the Award or the subsequent sale of Common Shares issuable pursuant to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.

(b) Prior to any event in connection with the Award (e.g., vesting or payment in respect of the Award) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any social tax obligation (the “Tax Withholding Obligation”), Participant is required to arrange for the satisfaction of the amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(c) Unless the Committee provides otherwise, at any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., a Settlement Date), Participant shall notify the Company of Participant’s election to pay Participant’s Tax Withholding Obligation by wire transfer, cashier’s check or by authorizing the Company to withhold a portion of the Common Shares that would otherwise be issued to Participant as a result of the settlement of the Stock Units or by tendering Common Shares (either actually or by attestation) previously acquired, or other means permitted by the Company. In such case, Participant shall satisfy his or her tax withholding obligation by paying to the Company on such date as it shall specify an amount that the Company determines is sufficient to satisfy the expected Tax Withholding Obligation by (i) wire transfer to such account as the Company may direct, (ii) delivery of a cashier’s check payable to the Company, Attn: General Counsel, at the Company’s principal executive offices, or such other address as the Company may from time to time direct, (iii) authorizing the Company to withhold a portion of the Common Shares that would otherwise be issued to Participant as a result of the settlement of the Stock Units or by tendering Common Shares (either actually or by attestation) previously acquired, or (iv) such other means as the Company may establish or permit (including by means of a “same day sale” program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company and applicable law). Participant agrees and acknowledges that prior to the date the Tax Withholding Obligation arises, the Company will be required to estimate the amount of the Tax Withholding Obligation and accordingly may require the amount paid to the Company under this Paragraph 8(c) to be more than the minimum amount that may actually be due and that, if Participant has not delivered or otherwise provided payment of a sufficient amount to the Company to satisfy the Tax Withholding Obligation (regardless of whether as a result of the Company underestimating the required payment or Participant failing to timely make the required payment), the additional Tax Withholding Obligation amounts shall be satisfied by such other means as the Committee deems appropriate.

9. Securities Law Compliance. Participant understands that the Company is under no obligation to register for resale the Common Shares issued upon settlement of the Award. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Participant or other subsequent transfers by Participant of any Common Shares issued as a result of or under this Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Award and/or the Common Shares underlying the Award and (iii) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of the Common Shares must also comply with other applicable laws and regulations governing the sale of such shares.

10. Assignment or Transfer Prohibited. The Award (whether or not vested) may not be assigned or transferred otherwise than by will or by the laws of descent and distribution; provided, however, Participant may assign or transfer the Award to the extent permitted under the Plan, provided that the Award shall be subject to all the terms and condition of the Plan, this Agreement and any other terms required by the Committee as a condition to such transfer. Neither the Award nor any right hereunder shall be subject to attachment, execution or other similar process. In the event of any attempt by Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Award or any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Award by notice to Participant, and the Award shall thereupon become null and void.

11. Committee Authority. Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under this Agreement or the Plan, and any controversy that may arise under this Agreement or the Plan shall be determined by the Committee in its sole and absolute discretion. All decisions by the Committee shall be final and binding.

12. Application of the Plan. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of hereof and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise herein. As used herein, the term “Section” generally refers to provisions within the Plan, and the term “Paragraph” refers to provisions of this Agreement.

13. No Right to Continued Employment. Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto or hereto shall confer upon Participant any right to continued employment with the Company or any of its Subsidiaries or affiliates.

14. Further Assurances. Each party hereto shall cooperate with each other party, shall do and perform or cause to be done and performed all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan.

15. Entire Agreement. This Agreement and the Plan together set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous or subsequent oral discussions, agreements and understandings of any kind or nature.

16. Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Participant and Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HERBALIFE LTD.

By:
Michael O. Johnson		Name:
Title:

HERBALIFE LTD.

2005 STOCK INCENTIVE PLAN

STOCK UNIT AWARD AGREEMENT

DEFERRAL ELECTION FORM

Effective as of     , the undersigned hereby irrevocably elects (the “Election”) to defer receipt of certain common shares (the “Common Shares”) of Herbalife Ltd. (the “Company”) related to the Stock Units (the “Award”) awarded under and pursuant to the Stock Unit Award Agreement dated March 27, 2008 (the “Award Agreement”) and the Herbalife Ltd. 2005 Stock Incentive Plan, as amended from time to time (the “Plan”). This deferral shall be made in accordance with the terms and provisions outlined in this Election in the manner and amount set forth below.

In making this election, the following rules apply:

•

You may elect to defer the settlement of all or a portion of your Award. Your deferral must be expressed as a percentage of the Stock Units subject to the Award, and will apply with respect to that percentage of the Stock Units that vest on each Vesting Date (other than any Vesting Date that occurs prior to the date that is 12 months following the date on which this Election is received by the Company).

•

If you elect to defer the settlement of all or a portion of your Award, you will receive the Common Shares subject to your Vested Units (as such term is defined in the Award Agreement) upon the first to occur of (a) a date specified in this Election or (b) a termination of your employment with the Company for any reason.

Manner of Transfer

In general, all deferrals pursuant to this election will be paid out in Common Shares. Subject to the terms and conditions of the Award Agreement and the Plan and additional delays described in Paragraph 4 below under Terms and Conditions, all of the Common Shares you are entitled to receive on the Settlement Date specified in this Election will be transferred to you on the applicable Settlement Date.

Amount of the Deferral

☐	I hereby irrevocably elect to defer settlement of % of the Stock Units subject to the Award.

Duration of the Deferral

Settlement of that portion of the Award specified above shall be deferred until [by checking the appropriate box below and, if applicable, filling in the distribution date]:

☐	, 20 [Note: this date must be after the final vesting date of the Award], but in no event later than a termination of my employment with the Company; or

☐	termination of my employment with the Company.

Change in Control

☐

I hereby acknowledge that unless I elect hereunder not to receive payment in respect of that portion of the Award deferred hereunder upon a Section 409A Change in Control Event (as defined herein), I will automatically receive payment in respect of that portion of the Award deferred hereunder upon the consummation of either (i) a “change in the ownership” of the Company, (ii) a “change in the effective control” of the Company or (iii) a “change in the ownership of a substantial portion of the assets” of the Company (each as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and collectively referred to herein as a “Section 409A Change in Control Event”).

[You must indicate your election not to receive payment upon a Section 409A Change in Control Event by checking the box and initialing to the left]

Terms and Conditions

By signing this form, you acknowledge your understanding and acceptance of the following:

1.	Submission of Election to the Company. You understand that the Election must be submitted to the Company within 30 days following the date the Award was granted.

2.	Tax Withholding Obligation. No Common Shares will be issued to you unless on the Settlement Date unless the Tax Withholding Obligation set forth in Paragraph 9 of the Agreement is satisfied.

3.

Cash Dividends. You will be credited with additional Stock Units (the settlement of which shall be deferred hereunder) having a value equal to any cash dividends declared by the Company with record dates that occur prior to the settlement of the Award as if the Common Shares underlying that portion of the Award that is deferred hereunder had been issued and outstanding, based on the fair market value of a Common Share on the applicable dividend payment date. Any such additional Stock Units shall be considered part of the Award and shall also be credited with additional Stock Units as dividends, if any, are declared, and shall be subject to all of the terms and conditions set forth herein.

4.

Automatic Delay for Specified Employees. If the Company determines that as of the Settlement Date you are a “specified employee” (as such term is defined under Section 409A of the Code, any Common Shares to be issued to you on a Settlement Date that occurs by reason of your termination of employment with the Company other by reason of your death or “disability (as such term is defined under Section 409A of the Code) will not be issued to you until the date that is six months following the Settlement Date (or such earlier time permitted under Section 409A of the Code without the imposition of any accelerated or additional taxes under Section 409A of the Code).

5.

ERISA Status. This Election comprises a portion of a plan is intended to be an unfunded plan that is maintained primarily to provide deferred compensation to a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.

6.

Administration. This Election is administered and interpreted by the Committee (as such term is defined in the Plan). The Committee has full and exclusive discretion to interpret and administer this Election. All actions, interpretations and decisions of the Committee are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law.

7.

Claims Procedure. Any person who believes he or she is entitled to any payment under this Election may submit a claim in writing to the Company. If the claim is denied (either in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Agreement or the Plan on which the denial is based. The notice will describe any additional information needed to support the claim. The denial notice will be provided within ninety (90) days after the claim is received. If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given within the initial ninety-day period.

8.

Appeals Procedure. If a claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Company for a review of the decision denying the claim. The claimant (or representative) then has the right to review pertinent documents and to submit issues and comments in writing. The Company will provide written notice of its decision on review within sixty (60) days after it receives a review request. If additional time (up to sixty (60) days) is needed to review the request, the claimant will be given written notice of the reason for the delay. Any claims for benefits under this Election brought in a court of law must be filed in such court before the earlier of ninety (90) days after any appeal pursuant to this Paragraph 8 or one (1) year from the date the claim arose.

[signature page follows]

Submitted by:	Accepted by:

HERBALIFE LTD.

By:
Michael O. Johnson	Name:
Title:

ANNEX D

PARACHUTE TAX INDEMNITY PROVISIONS

This Annex D sets forth the terms and provisions applicable to Executive pursuant to the provisions of Section 4(g) of the Agreement. This Annex D shall be subject in all respects to the terms and conditions of the Agreement. Capitalized terms used without definition in this Annex D shall have the meanings set forth in the Agreement.

(i) In the event that Executive shall become entitled to payments and/or benefits provided by the Agreement or any other amounts in the “nature of compensation” (whether pursuant to the terms of any plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) or any person affiliated with the Company or such person) as a result of such change in ownership or effective control (collectively, the “Company Payments”), and such Company Payments will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority), the Company shall pay to Executive at the time specified in clause (v) hereof an additional amount (the “Gross-Up Payment”) such that the net amount retained by Executive, after deduction of any Excise Tax on the Company Payments and any U.S. federal, state, and local income or payroll tax upon the Gross-Up Payment provided for by this clause (i), but before deduction for any U.S. federal, state, and local income or payroll tax on the Company Payments, shall be equal to the Company Payments.

(ii) For purposes of determining whether any of the Company Payments and Gross-Up Payment (collectively, the “Total Payments”) will be subject to the Excise Tax and the amount of such Excise Tax, (A) the Total Payments shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Company’s independent certified public accountants appointed prior to any change in ownership (as defined under Section 280G(b)(2) of the Code) or tax counsel selected by such accountants or the Company (the “Accountants”) such Total Payments (in whole or in part): (1) do not constitute “parachute payments,” (2) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the “base amount” or (3) are otherwise not subject to the Excise Tax, and (B) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code. In the event that the Accountants are serving as accountants or auditors for the individual, entity or group effecting the change in control (within the meaning of Section 280G of the Code), the Company may appoint another nationally recognized accounting firm to make the determinations hereunder (which accounting firm shall then be referred to as the “Accountants” hereunder). All determinations hereunder shall be made by the Accountants which shall provide detailed supporting calculations both to the Company and Executive at such time as it is requested by the Company or Executive. The determination of the Accountants shall be final and binding upon the Company and Executive.

(iii) For purposes of determining the amount of the Gross-Up Payment, Executive’s marginal blended actual rates of federal, state and local income taxation in the calendar year in which the change in ownership or effective control that subjects Executive to the Excise Tax occurs shall be used. In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, Executive shall promptly repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-Up Payment being repaid by Executive), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is later determined by the Accountants or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess imposed by the applicable taxing authority) promptly after the amount of such excess is finally determined.

(iv) The Gross-Up Payment or portion thereof provided for in clause (iii) above shall be paid not later than the sixtieth (60th) day following an event occurring which subjects Executive to the Excise Tax; provided, however, that if the amount of such Gross-Up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined in good faith by the Accountants, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to clause (iii) above, as soon as the amount thereof can reasonably be determined. Subject to clauses (iii) and (viii) of this Annex D, in the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth (5th) day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

(v) Executive shall promptly notify the Company in writing of any claim by any taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment; provided, however, that failure by Executive to give such notice promptly shall not result in a waiver or forfeiture of any the Executive’s rights under this Annex D except to the extent of actual damages suffered by the Company as a result of such failure. If the Company notifies Executive in writing within 15 days after receiving such notice that it desires to contest such claim (and demonstrates to the reasonable satisfaction of Executive its ability to pay any resulting Gross-Up Payment), the Executive shall:

(A)	give the Company any information reasonably requested by the Company relating to such claim;

(B)

take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company that is reasonably acceptable to Executive;

(C)	cooperate with the Company in good faith in order effectively to contest such claim; and

(D)	permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company’s actions do not unreasonably interfere with or prejudice Executive’s disputes with the taxing authority as to other issues; and provided, further, that the Company shall bear and pay on an after-tax and as-incurred basis, all attorneys fees, costs and expenses (including additional interest, penalties and additions to tax) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax and as-incurred basis, for all resulting taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax.

(vi) The Company shall be responsible for all charges of the Accountants.

(vii) The Company and Executive shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this Annex D.

(viii) Nothing in this Annex D is intended to violate the Sarbanes-Oxley Act of 2002 and to the extent that any advance or repayment obligation hereunder would do so, such obligation shall be modified so as to make the advance a nonrefundable payment to Executive and the repayment obligation null and void.

(ix) Notwithstanding the foregoing, any payment or reimbursement made pursuant to this Annex D shall be paid to Executive promptly and in no event later than the end of the calendar year next following the calendar year in which the related tax is paid by Executive or as otherwise provided under Treasury Regulation §1.409A-3(i)(1)(v).

(x) The provisions of this Annex D shall survive the termination of Executive’s employment with the Company for any reason and any amount payable under this Annex D shall be subject to the provisions of Section 20 of the Agreement.

ANNEX E

AGREEMENT AND GENERAL RELEASE

Agreement and General Release (the “Agreement”), by and among Michael O. Johnson (“Executive” and referred to herein as “you”) and Herbalife International of America, Inc., a Nevada corporation (the “Company”).

1. In exchange for your waiver of claims against the Company Entities (as defined below) and compliance with other terms and conditions of this Agreement, upon the effectiveness of this Agreement, the Company agrees to provide you with the payments and benefits provided in Section 4 of your employment agreement with the Company, dated March 27, 2008 (the “Employment Agreement”).

2. (a) In consideration for the payments and benefits to be provided to you pursuant to paragraph 1 above, you, for yourself and for your heirs, executors, administrators, trustees, legal representatives, and assigns (hereinafter referred to collectively as “Releasors”), FOREVER RELEASE AND DISCHARGE THE Company and its past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, successors and assigns, assets, employee benefit plans or funds, and any of its or their respective past, present and/or future directors, officers, fiduciaries, agents, trustees, administrators, employees and assigns, whether acting on behalf of the Company or in their individual capacities (collectively the “Company Entities”) from any and all claims, suits, demands, causes of action, covenants, obligations, debts, costs, expenses, fees and liabilities of any kind whatsoever in law or equity, by statute or otherwise, whether known or unknown, vested or contingent, suspected or unsuspected and whether or not concealed or hidden (collectively, the “Claims”), which you ever had, now have, or may have against any of the Company Entities by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter related in any way to your employment by (including, but not limited to, termination thereof) the Company Entities up to and including the date on which you sign this Agreement, except as provided in subsection (c) below.

(b) Without limiting the generality of the foregoing, this Agreement is intended to and shall release the Company Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the Companies Entities arising out of your employment or termination thereof, including, but not limited to: (i) any claim under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company Entities subject to the terms and conditions of such plan and applicable law), the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act of 1988, or the Fair Labor Standards Act of 1938, in each case as amended; (ii) any claim under the California Fair Employment and Housing Act, the California Labor Code, the California Family Rights Act, or the California Pregnancy Disability Leave Law; (iii) any other claim (whether based on federal, state, or local law (statutory or decisional), rule, regulation or ordinance) relating to or arising out of your employment, the terms and conditions of such employment, the termination of such employment, including, but not limited to, breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (iv) any claim for attorneys’ fees, costs, disbursements and/or the like.

(c) Notwithstanding the foregoing, nothing in this Agreement shall be a waiver of claims: (1) that may arise after the date on which you sign this Agreement; (2) with respect to your right to enforce your rights that survive termination under the Employment Agreement (including, without limitation, the Internal Revenue Code Sections 280G and 409A indemnity provisions under the Employment Agreement) or any other written agreement entered into between you and the Company (including, without limitation, any equity grants or agreements); (3) regarding rights of indemnification, receipt of legal fees and directors and officers liability insurance to which you are entitled under the Employment Agreement, the Company’s Certificate of Incorporation or By-laws, pursuant to any separate writing between you and the Company or pursuant to applicable law; (4) relating to any claims for accrued, vested benefits under any employee benefit plan or pension plan of the Company Entities subject to the terms and conditions of such plan and applicable law; or (5) as a stockholder or optionholder of the Company.

(d) In signing this Agreement, you acknowledge that you intend that this Agreement shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. You expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown, unsuspected or unanticipated Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated Claims), if any, as well as those relating to any other claims hereinabove mentioned or implied. You acknowledge and agree that this waiver is an essential and material term of this Agreement, and if you bring your own Claim in which you seek damages against any Company Entity, or if you seek to recover against any Company Entity in any Claim brought by a governmental agency on your behalf, the release set forth in this Agreement shall serve as a complete defense to such Claims, and you shall reimburse each Company Entity for any attorneys’ fees or expenses or other fees and expenses incurred in defending such Claim; provided, however, if a class action claim or governmental claim is brought on your behalf, your obligations will be limited to opting out of such action or other proceedings received in connection therewith to the Company, it being agreed that you shall not be liable to the Company for any attorneys’ fees or expenses or other fees or expenses in the case of any such class action claim or governmental claim.

(e) This Agreement shall not affect your rights under the Older Workers Benefit Protection Act to have a judicial determination of the validity of this Agreement and does not purport to limit any right that you may have to file a charge under the Age Discrimination in Employment Act or other civil rights statute or to participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or other investigative agency. This Agreement does, however, waive and release any right to recover damages under the Age Discrimination in Employment Act or other civil rights statute.

(f) Without limiting the generality of the foregoing, you waive all rights under California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

3. (a) This Agreement is not intended, and shall not be construed, as an admission that any of the Company Entities has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against you.

(b) Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

4. For two years from and after the date of your employment termination, each of the undersigned agrees not to make any derogatory, negative or disparaging public statement about the other party hereto (or, as applicable, any other Company Entity, or members of your family) or to make any public statement (or any statement likely to become public) that could reasonably be expected to adversely affect or disparage the reputation, or, to the extent applicable, business or goodwill of any of the undersigned (i.e., the Company or any other Company Entity, on the one hand, or you or your family, on the other hand), it being agreed and understood that nothing herein shall prohibit any party (a) from disclosing that you are no longer employed by the Company, (b) from responding truthfully to any governmental investigation or inquiry related thereto, whether by the Securities and Exchange Commission or other governmental entity or any other law, subpoena, court order or other compulsory legal process or any disclosure requirement of the Securities and Exchange Commission, or (c) from making traditional competitive statements in the course of promoting a competing business, so long as any statements made by you described in this clause (c) are not based on confidential information obtained during the course of your employment with the Company.

5. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

6. This Agreement shall be construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State.

7. You acknowledge that your obligations pursuant to Sections 5 and 6 of the Employment Agreement survive the termination of your employment in accordance with the terms thereof. The Company acknowledges that its obligations under Sections 4 and 18 of the Employment Agreement survive the termination of your employment in accordance with the terms thereof.

8. You acknowledge that you: (a) have carefully read this Agreement in its entirety; (b) have had an opportunity to consider for at least twenty-one (21) days the terms of this Agreement; (c) are hereby advised by the Company in writing to consult with an attorney of your choice in connection with this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement and have discussed them with your independent legal counsel, or have had a reasonable opportunity to do so; (e) have had answered to your satisfaction by your independent legal counsel any questions you have asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) are signing this Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein.

9. You understand that you will have at least twenty-one (21) days from the date of receipt of this Agreement to consider the terms and conditions of this Agreement. You may accept this Agreement by signing it and returning it to the Company’s General Counsel at the address specified pursuant to Section 12 of the Employment Agreement. After executing this Agreement, you shall have seven (7) days (the “Revocation Period”) to revoke this Agreement by indicating your desire to do so in writing delivered to the Company’s General Counsel at the address above by no later than 5:00 p.m. on the seventh (7th) day after the date you sign this Agreement. The effective date of this Agreement shall be the eighth (8th) day after you sign the Agreement (the “Agreement Effective Date”). If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. In the event you do not accept this Agreement as set forth above, or in the event you revoke this Agreement during the Revocation Period, this Agreement, including but not limited to the obligation of the Company to provide the payments and benefits provided in paragraph 1 above, shall be deemed automatically null and void.

EXECUTIVE

By:
Michael O. Johnson

HERBALIFE INTERNATIONAL OF AMERICA, INC.

By:

Name:

Title: